Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Non-Statutory Incentive Stock Options Issuable to Consultants and employees of our report dated December 24, 1997 with respect to the consolidated financial statements of Systems Communications, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996.


/s/  Ernst & Young LLP
     Ernst & Young LLP

Tampa, Florida
May 8, 1998